Exhibit 23

                    Consent of Independent Public Accountants

      As independent public accountants, we hereby consent to the incorporation by reference of our reports dated November 9, 1999 (except with respect to the matter discussed in Note 14, as to which the date is December 16, 1999) included in or incorporated by reference into ThermoLase Corporation's Annual Report on Form 10-K for the year ended October 2, 1999, into the Company's previously filed Registration Statements as follows: Registration Statement No. 33-88396 on Form S-8, Registration Statement No. 33-88398 on Form S-8, Registration Statement No. 33-88394 on Form S-8, Registration Statement No. 33-88400 on Form S-8, Registration Statement No. 33-80749 on Form S-8, Registration Statement No. 33-84516 on Form S-3, Registration Statement No. 33-94658 on Form S-3, Registration Statement No. 333-19633 on Form S-4, and Registration Statement No. 333-70605 on Form S-8.



                                           Arthur Andersen LLP



Boston, Massachusetts
December 17, 1999